UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2007

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

            California

  0-13810

  95-3290316

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Real Estate Associates Limited VII (the “Registrant”) has a 98.99% limited partnership interest in Warren Heights Apartments, Ltd., an Ohio limited partnership (“Warren Heights”). On August 3, 2007, Warren Heights sold its sole investment property, Warren Heights II (the “Property”), consisting of 88 units to a third party, New Warren Heights Associates, LLC (the “Purchaser”), an Ohio limited liability company, for a sales price of approximately $1,170,000. The Registrant received approximately $438,000 as a distribution from net sales proceeds after the payment of the mortgage encumbering the Property and closing costs.  As previously disclosed, the Registrant is obligated under certain non-recourse notes (the “Notes”) in the aggregate principal amount of approximately $520,000, which bear interest at 9.5% per annum and are payable to an affiliate of Renewal Housing Associates, LLC, a Delaware limited liability company and an affiliate of the Purchaser. As of August 3, 2007, accrued interest on the Notes was approximately $1,110,000. The Registrant used approximately $311,000 of the distribution received to repay the Notes in complete satisfaction of the non-recourse notes payable and related accrued interest due to the affiliate of the Purchaser. The Registrant intends to utilize the remaining distribution received for the Registrant’s operations and reserves. The Registrant had no investment balance remaining in Warren Heights as of March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VII

By:

National Partnership Investments Corp.

Corporate General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

August 9, 2007